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                                                                   EXHIBIT 10.19

                        SEVERANCE AGREEMENT AND RELEASE

     This Severance Agreement and Release ("Agreement") is made, entered into and effective as of October 8, 1999 by and between R. Michael Leo, an individual ("Employee"), and Avenue A, Inc., a Washington corporation ("Employer"), and sets forth the terms upon which Employer and Employee have agreed to end Employee's employment with Employer.

                                   RECITALS

     A. Employee is a co-founder of Employer and served Employer as Vice President, Strategic Development.

     B. On June 23, 1998, and September 8, 1998, during Employee's tenure with Employer, Employee was granted various stock options pursuant to Employer's 1998 Stock Incentive Compensation Plan as amended and restated on April 20, 1999, and three Option Letter Agreements, two dated June 23, 1998, and the third September 8, 1998. Employee received 503,000 options with an exercise price of $0.10 per share and 100,000 options at an exercise price of $0.50 per share. As of the Separation Date, 353,000 of these options will have vested, with 253,000 options having an exercise price of $0.10 per share and 100,000 having an exercise price of $0.50 per share. Employee exercised 303,000 of the vested share options on September 29, 1999. The remaining 50,000 vested share options will be exercised as provided in Paragraph 2(c) below. The remaining 250,000 options will expire on the Separation Date.

     C. Pursuant to the Employer's 1998 Stock Incentive Compensation Plan as amended and restated on April 20, 1999 and the June 23, 1998 and September 8, 1998 Stock Option Letter Agreements, Employee's options must be exercised within three months of the Separation Date.

     D. Employer and Employee have mutually agreed to end Employee's relationship with Employer under the terms set forth in this Agreement.

                                   AGREEMENT

     1.  Separation Date.  Employee's final day of employment will be October 9,
         ---------------
1999 (the "Separation Date").

     2.  Severance Benefits.
         ------------------

     (a) Severance Payment.  Employer will pay Employee as a severance benefit
         -----------------
$200,000 (the "Severance Payments"). This benefit shall be paid over a twelve-month

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period commencing October 1, 1999 and ending September 30, 2000, and will be paid in accordance with the same time schedule that Employer makes its customary payroll. Employer may deduct customary withholdings including social security, federal and state income taxes, and state disability insurance from these Severance Payments; however, any and all such obligations shall be the primary responsibility of Employee. Employer shall issue and file appropriate Form 1099 or similar documents in connection with the contemplated Severance Payments. The parties acknowledge and agree that from the Separation Date, Employee shall no longer be an employee of Employer, and that the Severance Payments are being made in connection with the severance of Employee's employment.

     The Severance Payments described in this paragraph are expressly contingent upon the Employee's full compliance with the terms of this Agreement and with Employee's Confidentiality, Inventions Assignment, Noncompetition and Nonsolicitation Agreement with Employer (the "Confidentiality Agreement"), a copy of which is attached to this Agreement as Exhibit A. Should Employee fail to fully comply with the terms of the Confidentiality Agreement, the Severance Payments will immediately cease, Employee shall forfeit rights to any future payments, and Employee shall immediately return to Employer any Severance Payments already made.

     (b)  Stock Options.
          --------------

     (i)  Vested Options.  Employee understands that any unexercised vested
          --------------
options held by Employee as of the Separation Date will remain exercisable for three months from the Separation Date. After such time, such options will terminate and cease to be exercisable.

     (ii) Cancellation of Unvested Options; Grant of New Options.  Employee
          ------------------------------------------------------
understands that the 250,000 options held by Employee that are unvested as of the Separation Date terminate on that date. Employee has no further rights under such options and Employer has no further obligations to Employee with respect to such options. Upon Board approval of this Agreement, Employer agrees to issue Employee a nonqualified stock option to purchase 250,000 shares of Employer's common stock, (the "New Option") such option to fully vest and become exercisable one year from the Separation Date. The exercise price for such option will be $4.00 per share. The option will automatically terminate and no longer be exercisable one year and three months from the Separation Date. The remaining terms of the option will be set forth in an option letter agreement in substantially the same form as the option letter agreement attached hereto as Exhibit B.

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     (iii)  Forfeiture of New Options in the Event of Breach.  Employee will
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forfeit all outstanding options and any shares received upon exercise of an option received pursuant to paragraph 2(b)(ii) above in the event of a material breach by Employee of this Agreement or the Confidentiality Agreement with Employer within one year from the Separation Date. Upon exercise of an option, Employee understands that the stock certificates for such shares will be held in escrow until such time as the Employer no longer has a right of first refusal with respect to the shares (such right of first refusal is described in the Incentive Plan). In exercising the New Option, Employee agrees to execute an appropriate stock purchase agreement to evidence Employer's repurchase and first refusal rights. Such stock purchase agreement shall be in the form being customarily used by Employer for stock purchase agreements at the time the New Option is exercised.

     (iv)   Corporate Transactions.  In the event of a corporate transaction (as
            ----------------------
such term is defined in the Incentive Plan), the forfeiture conditions applicable to Employee's options and shares of common stock received upon exercise of an option and Employer's repurchase and first refusal rights will remain in full force and effect, unless such restrictions are subsequently waived by Employer or a successor corporation.

     (c)    Personal Loan.  Within three days of the effective date of this
            --------------
Agreement, as defined above, Employer will lend Employee $75,000 the proceeds of which shall be applied to the exercise of Employee's options as provided below. This loan will be secured by 18,750 shares of the stock Employee receives as a result of exercising vested stock options as provided in Paragraph 2(b)(i).(the "Pledged Shares"). The terms of this loan will be as provided in the Note attached to this Agreement as Exhibit C. Employer and Employee acknowledge and agree that $70,000 of the loan proceeds shall be applied toward the exercise of vested options effective September 29, 1999, and in lieu of the tender made by Employee on that date as follows: (i) $20,000.00 toward exercise of 250,000 options having an exercise price of $0.10 per share; and (ii) $50,000.00 toward exercise of 100,000 options having an exercise price of $0.50 per share. Employer and Employee acknowledge and agree that the remaining $5,000 of the loan proceeds shall be applied toward the exercise of 50,000 options having an exercise price of $0.10 per share, that vested on October 1, 1999.

     In addition, Employer agrees that, so long as the Pledged Shares are held by Employer, and provided that Employee is not in default under the Note, Employee shall have the right to (a) receive all dividends and other amounts payable to the holder of record of the Pledged Shares; and (b) vote the Pledged Shares on all Employer matters such Shares are entitled to vote, and Employer shall execute due and timely proxies in favor of Employee to such end, whenever such proxies are deemed necessary by Employee.

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     (d) Health Benefits.  Employer has given Employee written notification of
         ---------------
his/her rights to continuation insurance coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). Employee will be responsible for the full cost of continued coverage in accordance with the provisions of COBRA.

     (e) Personal Computer.  Employee agrees to return any and all other
         -----------------
equipment purchased by or otherwise paid for by Employer which is in Employee's possession or control including, without limitation, the Dell notebook computer and the cellular phone used by Employee, provided that Employee shall be entitled to retain possession of the Gateway computer.

     3.  Payment of Salary; Cancellation of Options.  The parties acknowledge
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and agree that, as of the date of the execution of this Agreement, and except for the amounts owing to Employee pursuant to Paragraph 3 above and the expense report for the months of August and September, 1999, to be filed by Employee within two (2) weeks from the date hereof, Employee has been paid for all salary and reimbursable business expenses due to him for services rendered to Employer by Employee up to and including the Separation Date. Employee shall be paid his regular payroll compensation through and including the Separation Date. Any and all additional amounts which would have otherwise been due and owing, including, without limitation, amounts for reimbursable expenses shall be deemed to be included within the Severance Payment. No further benefits will accrue to Employee. Employee further agrees that except for the Stock Options described in Paragraph 2(b), above, and the stock to be issued pursuant to Paragraph 3, above, all other stock options and warrants of any kind that were previously issued or promised to Employer shall be deemed cancelled and terminated, and Employee shall have no further rights thereto.

     4.  General Release.  For and in consideration of the payments and benefits
         ---------------
set out in this Agreement, Employee, on behalf of himself and his agents, heirs, successors and assigns, finally, fully and unconditionally releases and discharges Employer, and any and all of its subsidiaries, affiliates and other related companies, as well as any and all of their officers, directors, agents, employees, partners, shareholders, attorneys, predecessors, successors and assigns (the "Released Parties") from any and all claims, demands, liabilities, damages, obligations, actions or causes of action of any kind, known or unknown, past or present, arising out of, relating to, or in connection with Employee's employment, termination of employment, or the holding of any office with Employer or any other related entity.

     The claims released by Employee include, but are not limited to, claims for defamation, libel, invasion of privacy, intentional or negligent infliction of emotional distress, wrongful termination, constructive discharge, breach of contract, breach of the

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covenant of good faith and fair dealing, breach of fiduciary duty, and fraud.
The claims released by Employee further include claims under federal, state or local laws prohibiting employment discrimination and claims under federal and state labor statutes and regulations, including, but not limited to, the Age Discrimination in Employment Act, the Washington Law Against Discrimination, Title VII of the Civil Rights Act of 1964, as amended, and the Fair Labor Standards Act, as well as any and all claims, demands, debts, and causes of action of whatsoever kind or nature, whether known or unknown, suspected or unsuspected, matured or unmatured, which Employee now has or claims to have or had at any time or claimed to have against the Released Parties in connection with Employee's employment, termination from employment, or the holding of any office with Employer or any other related entity.

     Employee agrees to forever refrain from instituting, initiating, prosecuting, maintaining or voluntarily participating in any lawsuit, claim or other proceeding in any jurisdiction or forum relating in any way to his employment, termination from employment, or the holding of any office with Employer or the termination of that relationship.

     5.  Release by the Company.  In exchange for the covenants, releases and
         ----------------------
other agreements by Employee pursuant to this Agreement, Employer hereby unconditionally releases Employee from any and all claims, demands, liabilities, damages, obligations, actions or causes of action of any kind, known or unknown, past or present, arising out of, relating to, or in connection with Employee's employment or the holding of any office with Employer or any other related entity except for the covenants and reservations contained herein and in the Confidentiality Agreement..

     6.  Indemnity  Employee shall retain his rights to indemnification as
         ---------
provided in the documents attached hereto as Exhibit D.

     7.  No Admission of Liability.  It is expressly understood and agreed that
         -------------------------
there are no claims or provisions or liabilities not expressed in this Agreement and that neither the payment of the sums and provision of the benefits set out in Paragraph 2, nor the execution of this Agreement, shall operate or be interpreted or construed as an admission of liability of any person, firm or corporation. Rather, the parties to this Agreement are settling and compromising claims for which Employee, on the one hand, and the Released Parties, individually and collectively, on the other hand, expressly deny any such liability.

     8.  Confidentiality.  Employee and Employer, their respective attorneys and
         ---------------
other agents, agree not to disclose or cause the disclosure of the monetary or other terms of settlement, other than as required by law or as necessary for the preparation of income tax returns and other tax-related matters, or as necessary in the normal course of

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business for the Employer to perform its obligations under this Agreement. Any such disclosure shall be considered a breach of this Agreement resulting in damage to Employer or Employee, as pertinent.

     9.  Tax Consequences.  Employer makes no representations or warranties with
         ----------------
respect to the tax consequences of any payment to Employee by Employer under the terms of this Agreement nor otherwise with respect to the tax effects of the extension of the Exercise Date. Employee shall be responsible for all income taxes and similar taxes and payments due to governmental authorities with respect to all payments made hereunder which have not been deducted by Employer and with respect to the exercise of any stock options granted to Employee.

     10. Proprietary Information.  Employee acknowledges that by reason of his
         -----------------------
employment he has had access to substantial proprietary information, trade secrets and confidential information of Employer, including but not limited to, financial information, marketing plans, business methods, pricing and contracts, customer lists, prospective customer lists and client customer information. Employee warrants that he has maintained the confidentiality of such proprietary information and has not divulged, disclosed or otherwise used, either directly or indirectly, any such proprietary information to the detriment of Employer. Employee covenants and agrees that henceforth he will maintain the confidentiality of such proprietary information and refrain from divulging, disclosing or otherwise using, either directly or indirectly, any such proprietary information without the express written authorization of Employer. Employee's failure to fully comply with the provisions of this paragraph shall result in the immediate and complete forfeiture of all severance payments, stock, stock options and any other severance benefits described in Paragraphs 2(b)(iii), above.

     11. Employer Property:  Employee hereby represents and warrants to
         -----------------
Employer that he has returned to Employer any and all materials and property of Employer and its affiliates of any type whatsoever, including without limitation any Proprietary Information (as defined in Paragraph 1.2 of Employee's Confidentiality Agreement), software, or other confidential or proprietary material that have been in Employee's possession or control. Further, Employee has returned to Employer all office keys and company credit cards.

     12. Confidentiality, Inventions Assignment, Noncompetition and
         ----------------------------------------------------------
Nonsolicitation:  Employee will continue to abide by the terms of his
---------------
Confidentiality Agreement with Employer, a copy of which is attached to this Agreement as Exhibit A. Employee's failure to fully comply with the terms of his Confidentiality Agreement shall result in the immediate and complete forfeiture of all severance payments, stock, stock options and any other severance benefits, as described in Paragraph 2(b)(iii),

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above.  Employer shall retain all rights in law and equity to enforce the terms of the Confidentiality Agreement.

     13.  Non-Participation in Legal or Administrative Proceedings.  Employee
          --------------------------------------------------------
covenants that he will not file, nor will he voluntarily participate or assist in the prosecution of any legal or administrative proceedings against Employer or any related entities, provided that nothing in this Paragraph 14 shall prevent Employee's participation in any such proceeding in compliance with a summons that requires such participation.

     14.  No Disparagement.  Employee agrees that he will not disparage Employer
          ----------------
in any manner harmful to the Employer's business or business reputation. Employee further agrees that as of the effective date of this agreement, as defined above, Employee shall not represent himself or hold himself out as a current employee, consultant or officer of Employer, or as holding any other current position with Employer. However, nothing herein shall preclude Employee from honestly representing himself as a shareholder in, or as a co-founder of, Employer, provided that Employee does not make such representations in such a manner that they would cause a reasonable person to believe that Employee is authorized to speak for or act on behalf of Employer or that Employee retains any active operational role with Employer.

     Employer agrees that it will not disparage Employee in any manner harmful to the Employee's reputation, provided that Employer shall not be precluded from confirming to others Employee's separation from Employer.

     15.  Governing Law; Venue.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of Washington.  The venue of any legal action or arbitration to enforce or interpret this Agreement shall be before an arbitrator or court of competent jurisdiction located in Seattle, Washington.

     16.  Entire Agreement.  Except as otherwise provided herein, this Agreement
          ----------------
constitutes the entire agreement between Employee and Employer. No other promise or inducement has been offered for this Agreement. Any amendments to this Agreement must be in writing, signed by duly authorized representatives of both Employer and Employee, and must state that the parties intend to amend the Agreement.

     17.  Partial Invalidity.  The invalidity or unenforceability of any
          ------------------
provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

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     18.  Integration.  Except as otherwise stated herein, this Agreement
          -----------
supersedes all prior communications, representations, or agreements, verbal or written, among the parties relating to Employee's employment with Employer.

     19.  Arbitration.  Any dispute concerning the rights and/or obligations of
          -----------
Employee and/or Employer concerning Employee's employment at Employer or concerning any terms or conditions of this Separation Agreement shall be submitted for resolution by binding arbitration under the National Rules for Resolution of Employment Disputes of the American Arbitration Association. Each party in any such arbitration will be responsible for its own attorneys' fees and associated costs. The parties agree that the cost of the arbitration itself will be split equally between the parties.

     20.  Authority.  Each party that is a signatory to this Agreement
          ---------
represents and warrants that such party has the power and authority to enter into this Agreement and that this Agreement is the binding agreement of such party.


     Executed this 8th day of October, 1999, at Seattle, Washington.

                                      /s/ R. MICHAEL LEO
                              ----------------------------------
                              R. Michael Leo


                              Avenue A, Inc.

                              By:      /s/ BRIAN McANDREWS
                                 --------------------------------
                              Brian McAndrews
                              Chief Executive Officer

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